Exhibit 99.1

For Immediate Release:

Steinway Reports Q1 2005 Results

Basic EPS $0.32

WALTHAM, MA - May 5, 2005 – Steinway Musical Instruments, Inc. (NYSE: LVB), one of the world’s leading manufacturers of musical instruments, today announced results for the quarter ended March 31, 2005.

Net sales increased over the prior year period, to $91 million, and gross profit held at $26 million.  Basic EPS decreased to $0.32 from $0.41 in the first quarter of 2004 and Adjusted EPS was $0.38. Adjustments for the first quarter of 2005 are comprised of charges relating to the step-up of acquired inventory and are detailed in the attached financial tables.

Fees related to compliance with the Sarbanes-Oxley Act that were not present in the first quarter of 2004, coupled with additional SG&A from an acquisition, led to an increase in overall operating expenses of 6% over the prior year period.

Piano Operations

Softening demand worldwide negatively impacted piano sales for the first quarter, which decreased 4% to $44 million.  Worldwide unit shipments of Steinway grand pianos declined 4% while shipments of the Company’s Boston and Essex pianos decreased 2%.  Gross margins increased over 200 basis points to 36.4% on a more favorable product mix, improved production efficiencies and lower overhead costs.

Band Operations

Sales of band instruments increased 7% overall, to $48 million.  Additional sales from a recent acquisition and improved sales in Europe led to the increase.  Gross margins decreased over 200 basis points from the prior year, to 20.5%, due to increased training costs associated with plant consolidations and inventory step-up charges related to the acquisition.  However, on a sequential basis, Adjusted band margins improved from 15.2% in the fourth quarter of 2004 to 22.0% in the first quarter of 2005.

Comments

CEO Dana Messina remarked, “Our first quarter results in our piano business were reasonable given the weak economic conditions in many of our markets.  We were pleased with the margin progress in the quarter as we continue to improve our manufacturing operations.”

Turning to band operations, he said, “Our imported brass instruments continue to do well in the marketplace and we had another great quarter with our percussion line.  Overall, orders are on track with expectations and we are currently backordered in some categories.  We expect sales to improve during the second quarter as we catch up on shipments.”

Messina added, “Charges relating to the step-up of acquired inventory negatively impacted our band gross margins for the first quarter and we expect a similar non-cash impact in the second quarter as we sell through the acquired inventory.  Nevertheless, Adjusted gross margins for our band business improved since the fourth quarter.  Manufacturing disruptions have been reduced and we expect gross margins to continue to increase as the year progresses.”

Overall, the Company expects improvement in its annual results for 2005.

Conference Call

Management will be discussing the Company’s first quarter results and outlook for the remainder of 2005 on a conference call today beginning at 5:30 p.m. EDT.  A live web cast and an archived version of the call will be available to all interested parties on the Company’s web site, www.steinwaymusical.com.

Management to Present at the UBS Leveraged Finance Conference

CEO Dana Messina will give a Company presentation at the UBS Leveraged Finance Conference 2005 in Las Vegas, NV on Thursday, May 12, 2005, at 10 a.m. PDT.  Investors may listen to an audio version of the presentation via a live web cast in the Investor Relations section of Steinway’s web site, www.steinwaymusical.com.  A replay will be available until June 12, 2005.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent or unusual items.  The Company uses EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance.  The Company also believes EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements.  In addition, certain of the Company’s debt covenants are based upon EBITDA calculations and the Company uses EBITDA as the basis for determining bonuses for its managers.  However, EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company has provided other non-GAAP measurements which present operating results on a basis excluding certain non-comparable items.  The Company has provided Adjusted financial information because management uses it to better understand the Company’s core operating performance on a going forward basis.  This Adjusted information also provides meaningful comparisons of performance between periods.  However, there are limitations in the use of such information because the Company’s actual results do include the impact of these Adjustments.  The non-GAAP measures are intended only as a supplement to the comparable GAAP measures.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; recent geopolitical events; increased competition; work stoppages and slowdowns; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new band instrument product and distribution strategies; ability of suppliers to meet demand; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully integrate and operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:                                                   Julie A. Theriault

Telephone: 781-894-9770

E-mail:ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	3/31/2005	3/31/2004
Net sales	$91,342	$90,061
Cost of sales	65,645	64,336
Gross profit	25,697	25,725
	28.1%	28.6%

Operating expenses	18,639	17,627
Income from operations	7,058	8,098
Interest expense, net	3,169	3,141
Other (income) expense, net	(439)	(612)
Income before taxes	4,328	5,569
Provision for income taxes	1,730	2,225
Net income	$2,598	$3,344

Earnings per share - basic	$0.32	$0.41
Earnings per share - diluted	$0.32	$0.39

Weighted average common shares - basic	8,031	8,210
Weighted average common shares - diluted	8,241	8,520

Condensed Consolidated Balance Sheets

	3/31/2005	3/31/2004	12/31/2004
Cash	$24,721	$45,050	$27,372
Receivables, net	88,407	84,037	88,059
Inventories	177,264	155,284	172,346
Other current assets	19,501	17,409	20,984
Total current assets	309,893	301,780	308,761

Property, plant and equipment, net	100,216	97,615	102,944
Other assets	65,027	58,496	65,840
Total assets	$475,136	$457,891	$477,545

Notes payable and current portion of long-term debt	$15,005	$11,129	$14,212
Other current liabilities	58,249	57,710	58,681
Total current liabilities	73,254	68,839	72,893

Long-term debt	206,570	215,066	208,580
Other liabilities	49,400	45,332	50,519
Stockholders’ equity	145,912	128,654	145,553
Total liabilities and stockholders’ equity	$475,136	$457,891	$477,545

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

		Three Months Ended 3/31/05
		GAAP	Adjustments		Adjusted
Band sales		$47,567	$—		$47,567
Piano sales		43,775	—		43,775
Total sales		91,342	—		91,342

Band cost of sales		37,814	(703	)(1)	37,111
Piano cost of sales		27,831	—		27,831
Total cost of sales		65,645	(703)		64,942

Band gross profit	20.5%	9,753	703		10,456	22.0%
Piano gross profit	36.4%	15,944	—		15,944	36.4%
Total gross profit	28.1%	25,697	703		26,400	28.9%

Operating expenses		18,639	—		18,639

Income from operations		7,058	703		7,761

Interest expense, net		3,169	—		3,169
Other (income) expense, net		(439)	—		(439)

Income before taxes		4,328	703		5,031

Provision for income taxes		1,730	281	(2)	2,011

Net income		$2,598	$422		$3,020

Earnings per share - basic		$0.32			$0.38
Earnings per share - diluted		$0.32			$0.37

Weighted average common shares - basic		8,031			8,031
Weighted average common shares - diluted		8,241			8,241

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)     Reflects charges relating to the step-up of Leblanc inventory.

(2)     Reflects the tax effect of Adjustments at the Company’s effective rate for the period.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

		Three Months Ended 3/31/04
		GAAP	Adjustments		Adjusted
Band sales		$44,344	$—		$44,344
Piano sales		45,717	—		45,717
Total sales		90,061	—		90,061

Band cost of sales		34,316	(1,412	)(1)	32,904
Piano cost of sales		30,020	—		30,020
Total cost of sales		64,336	(1,412)		62,924

Band gross profit	22.6%	10,028	1,412		11,440	25.8%
Piano gross profit	34.3%	15,697	—		15,697	34.3%
Total gross profit	28.6%	25,725	1,412		27,137	30.1%

Operating expenses		17,627	76	(2)	17,703

Income from operations		8,098	1,336		9,434

Interest expense, net		3,141	—		3,141
Other (income) expense, net		(612)	—		(612)

Income before taxes		5,569	1,336		6,905

Provision for income taxes		2,225	534	(3)	2,759

Net income		$3,344	$802		$4,146

Earnings per share - basic		$0.41			$0.50
Earnings per share - diluted		$0.39			$0.49

Weighted average common shares - basic		8,210			8,210
Weighted average common shares - diluted		8,520			8,520

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects employee severance costs associated with plant closures.

(2) Reflects gain on sale of equipment associated with plant closures.

(3) Reflects the tax effect of Adjustments at the Company’s effective rate for the period.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation from Cash Flows from Operating Activities to EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	3/31/2005	3/31/2004
Cash flows from operating activities	$(378)	$1,090
Changes in operating assets and liabilities	5,756	5,461
Income taxes, net of deferred tax benefit	1,889	2,352
Net interest expense	3,169	3,141
Other	(100)	(631)
Non-recurring, infrequent or unusual cash charges	703	1,336
EBITDA	$11,039	$12,749